SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                   -----------------------------------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                   Date of Report (Date of Event Reported):
                                April 17, 2001
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                                TELIGENT, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
        (State or other jurisdiction of incorporation or organization)



       000-23387                                 54-18665620
------------------------               ------------------------------------
(Commission File Number)                (IRS Employer Identification No.)


                              8065 Leesburg Pike
                                   Suite 400
                            Vienna, Virginia 22182
                   (Address of principal executive offices)
                                  (Zip Code)


       Registrant's telephone number, including area code (703) 762-5100

Item 5.  Other Events

On April 17, 2001, Gary Howard and Carl Vogel resigned their seats on the Teligent, Inc. (the "Company") Board of Directors. David Berkman had resigned his seat on the Company's Board of Directors on March 2, 2001. On April 17, 2001, Liberty Media Corporation nominated Howard Jonas, Morris Lichtenstein and Anthony Davidson to the Company's Board of Directors pursuant to the terms of the Stockholders' Agreement, dated as of January 13, 2000, by and among Alex J. Mandl, Liberty Media Corporation, Telcom-DTS Investors, L.L.C. and Microwave Services, Inc. (the "Stockholders' Agreement"). On April 19, 2001, Howard Jonas, Morris Lichtenstein, and Anthony Davidson were elected to the Company's Board of Directors.

On April 20, 2001, Rajendra Singh and Neera Singh resigned their seats on the Company's Board of Directors and Telcom-DTS Investors, L.L.C. nominated Hal Perkins and Rahul Prakash pursuant to the terms of the Stockholders' Agreement. On April 25, 2001, Hal Perkins and Rahul Prakash were elected to the Company's Board of Directors.

Messrs. Jonas, Lichtenstein, Davidson, Perkins and Prakash will serve until the next annual meeting of the Company's stockholders.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TELIGENT, INC.


Dated:            April 25, 2001      By: /s/ Peter Garahan
                                          -------------------------
                                          Name:  Peter Garahan
                                          Title: Senior Vice President,
                                                 Vice Chairman and
                                                 Chief Financial Officer